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                                                                     EXHIBIT 4.2

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                      TEVA PHARMACEUTICAL FINANCE II, LLC,

                                    as Issuer

                     TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

                                  as Guarantor

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee


                                   ----------

                       FIRST SUPPLEMENTAL SENIOR INDENTURE

                          Dated as of January 27, 2004

              to the Senior Indenture dated as of January 27, 2004


                                   ----------


                  Creating the series of debentures designated

              0.50% Series A Convertible Senior Debentures due 2024 0.25% Series B Convertible Senior Debentures due 2024

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                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions.....................................................1

Section 1.2    Incorporation by Reference of Trust Indenture Act..............13

Section 1.3    Rules of Construction..........................................13

                                    ARTICLE 2
                        THE SECURITIES AND THE GUARANTEES

Section 2.1    Title and Terms................................................14

Section 2.2    Form of Debentures.............................................15

Section 2.3    Legends........................................................16

Section 2.4    Form of Guarantee..............................................16

Section 2.5    Book-Entry Provisions for the Global Debentures................18

Section 2.6    Defaulted Interest.............................................19

Section 2.7    Execution of Guarantees........................................20

Section 2.8    Add On Debentures..............................................20

                                    ARTICLE 3
                              DEFAULTS AND REMEDIES

Section 3.1    Waiver of Stay or Extension Laws...............................22

                                    ARTICLE 4
                                   [RESERVED]

                                    ARTICLE 5
                        MEETING OF HOLDERS OF DEBENTURES

Section 5.1    Purposes for Which Meetings May Be Called......................22

Section 5.2    Call Notice and Place of Meetings..............................22

Section 5.3    Persons Entitled to Vote at Meetings...........................23

Section 5.4    Quorum; Action.................................................23

Section 5.5    Determination of Voting Rights; Conduct and Adjournment of
               Meetings.......................................................23

Section 5.6    Counting Votes and Recording Action of Meetings................24

Section 5.7    Acts of Holders of Debentures..................................25

                                    ARTICLE 6
                              ADDITIONAL COVENANTS

Section 6.1    Restrictions on Certain Payments...............................26

Section 6.2    Payment of Additional Tax Amounts..............................26

Section 6.3    Corporate Existence............................................26

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Section 6.4    Certificates of the Issuer and the Guarantor...................27

Section 6.5    Guarantor to be the Sole Equityholder of the Issuer............27

                                    ARTICLE 7
                            REDEMPTION OF DEBENTURES

Section 7.1    Optional Redemption............................................27

Section 7.2    Selection of Debentures for Partial Redemption.................27

Section 7.3    Notice of Redemption...........................................28

Section 7.4    Deposit of Redemption Price....................................28

                                   ARTICLE 8
                      REPURCHASE AT THE OPTION OF A HOLDER

Section 8.1    Repurchase Rights..............................................28

Section 8.2    Conditions to the Issuer's Election to Pay the Applicable
               Series A Repurchase Price or Series B Repurchase Price in
               ADRs...........................................................30

Section 8.3    Notices; Method of Exercising Repurchase Right, Etc............31

                                    ARTICLE 9
                            CONVERSION OF DEBENTURES

Section 9.1    Conversion Right and Conversion Price..........................35

Section 9.2    Exercise of Conversion Right...................................37

Section 9.3    Fractions of ADRs..............................................38

Section 9.4    Adjustment of Conversion Rate..................................38

Section 9.5    Notice of Adjustments of Conversion Rate.......................46

Section 9.6    Notice Prior to Certain Actions................................47

Section 9.7    Guarantor to Reserve Ordinary Shares...........................48

Section 9.8    Covenant as to Ordinary Shares.................................48

Section 9.9    Guarantor's Covenant Regarding the Delivery of ADRs............48

Section 9.10   Distribution of Ordinary Shares Instead of ADRs................48

Section 9.11   Taxes on Conversions...........................................49

Section 9.12   Cancellation of Converted Debentures...........................49

Section 9.13   Effect of Reclassification, Consolidation, Merger or Sale......49

Section 9.14   Responsibility of Trustee for Conversion Provisions............50

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

Section 10.1   Provisions of Supplemental Indenture for the Sole Benefit of
               Parties and Holders of Debentures..............................51

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Section 10.2   Successors and Assigns of Issuer and Guarantor Bound by
               Supplemental Indenture.........................................52

Section 10.3   Notices and Demands on Issuer, Trustee and Holders of
               Debentures.....................................................53

Section 10.4   Officers' Certificates and Opinions of Counsel; Statements to
               be Contained Therein...........................................53

Section 10.5   Payments Due on Saturdays, Sundays and Holidays................54

Section 10.6   Conflict on any Provisions of Supplemental Indenture with
               Trust Indenture Act of 1939....................................54

Section 10.7   New York Law to Govern.........................................54

Section 10.8   Counterparts...................................................54

Section 10.9   Effect of Headings.............................................54

Section 10.10  Submission to Jurisdiction.....................................54


EXHIBITS
EXHIBIT A:  Form of Series A Debenture.......................................A-1
EXHIBIT B:  Form of Series B Debenture.......................................B-1


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          FIRST SUPPLEMENTAL INDENTURE, dated as of January 27, 2004, among Teva
Pharmaceutical Finance II, LLC, a Delaware corporation (the "Issuer"), Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel (the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"),

                              W I T N E S S E T H:

          WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a Senior Debt Indenture, dated as of January 27, 2004 (the "Base Indenture"), providing for the issuance from time to time of one or more series of its senior unsecured debentures, notes or other evidences of indebtedness (the "Securities");

          WHEREAS, Section 7.01(e) of the Base Indenture provides that the Issuer, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

          WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") to supplement the Base Indenture insofar as it will apply only to the 0.50% Series A Convertible Senior Debentures Due 2024 (the "Series A Debentures") and the 0.25% Series B Convertible Senior Debentures Due 2024 (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures") issued hereunder (and not to any other series); and

          WHEREAS, all things necessary have been done to make the Debentures, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with their and its terms;

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchases of the Debentures by the holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Debentures as follows:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1    Definitions.
                    ------------

          For all purposes of this Supplemental Indenture and the Debentures, the following terms are defined as follows:

          "Act", when used with respect to any Holder of a Debenture, has the meaning specified in Section 5.7.

          "Additional Tax Amount" has the meaning specified in Section 6.2.

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          "Add On Debentures" means any Debentures originally issued after the date hereof pursuant to Section 2.8, including any replacement Debentures as specified in the relevant Add On Debenture Board Resolutions or Add On Debenture supplemental indenture issued therefor in accordance with the Base Indenture.

          "Adjusted Interest Rate" means, with respect to any Reset Transaction for each of the Series A Debentures and Series B Debentures, as applicable, the rate per annum that is the arithmetic average of the rates quoted by two Reference Dealers selected by the Issuer or its successor as the rate at which interest on the Debentures should accrue so that the fair market value, expressed in Dollars, of a Debenture immediately after the later of:

               (1)  the public announcement of such Reset Transaction; or

               (2) the public announcement of a change in dividend policy in connection with such Reset Transaction;

     will most closely equal the average Trading Price of a Debenture for the 20 Trading Days preceding the date of such public announcement; provided that the Adjusted Interest Rate shall not be less than 0.50% per annum for the Series A Debentures or less than 0.25% for the Series B Debentures.

          "ADSs" means the American Depositary Shares representing Deposited Securities.

          "ADR Depositary" means The Bank of New York, a New York banking corporation, and any successor as depositary under the Deposit Agreement.

          "ADRs" means the American Depositary Receipts issued under the Deposit Agreement evidencing the ADSs.

          "Agent Member" has the meaning specified in Section 2.5.

          "Authorized Agent" has the meaning specified in Section 10.10.

          "Board" means the board of directors or the board of managers of the Issuer, or any other body or Person authorized by the organizational documents or by the members of the Issuer to act for it.

          "Board Resolution" means one or more resolutions, certified by the secretary of the Board to have been duly adopted or consented to by the Board and to be in full force and effect, and delivered to the Trustee.

          "Business Day" means, with respect to any Debenture, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Debenture, is not a day on which banking institutions are authorized by law or regulation to close.

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          "Change of Control" means the occurrence of any of the following after the original issuance of the Debentures:

               (1) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Guarantor entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Guarantor entitled to vote generally in elections of directors, other than any such acquisition by the Guarantor, any subsidiary of the Guarantor or any employee benefit plan of the Guarantor or any subsidiary of the Guarantor; or

               (2) any consolidation or merger of the Guarantor with or into any other Person, any merger of another Person into the Guarantor, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Guarantor to another Person, other than in each case any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Guarantor or (y) pursuant to which holders of capital stock of the Guarantor immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the Guarantor entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction;

     provided, however, that a Change of Control shall not be deemed to have occurred if (A) at least 90% of the consideration in the transaction or transactions otherwise constituting a Change in Control consists of securities traded or to be traded immediately following such change in control on a U.S. national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Debentures become convertible solely into such securities; or (B) the Trading Price per ADR for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control described in clause (1) of this definition of Change of Control, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control described in clause
     (2) of this definition of Change of Control, shall equal or exceed 110% of the Conversion Price of the Debentures in effect on each such Trading Day. As used in this definition, the term "beneficial ownership" shall have the same meaning as such term has in Rule 13d-3 promulgated by the SEC under the Exchange Act, and the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

          "Clearstream" means Clearstream Banking, societe anonyme.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and

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     performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          "Conversion Agent" means any Person authorized by the Issuer to convert Debentures in accordance with Article 9.

          "Conversion Period" means the period from and including the 30th Trading Day in a fiscal quarter of the Guarantor to, but not including, the 30th Trading Day in the immediately following fiscal quarter.

          "Conversion Price" means, with respect to each series of Debentures, $1,000 divided by the Conversion Rate in effect with respect to such series.

          "Conversion Rate" has the meaning specified in Section 9.1.

          "Conversion Value," with respect to any date, means the product of the Trading Price of the ADRs of the Guarantor on such date, multiplied by the Conversion Rate then in effect.

          "Corporate Trust Office" means the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of this Supplemental Indenture is located at 101 Barclay Street, New York, New York 10286).

          "corporation" means corporations, associations, limited liability companies, companies and business trusts.

          "Current Market Price" has the meaning set forth in Section 9.4(g).

          "Debenture" or "Debentures" has the meaning specified to it in the third recital paragraph of this Supplemental Indenture.

          "Default" means an event which is, or after notice or lapse of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 2.6.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Deposit Agreement" means the Amended and Restated Deposit Agreement dated February 12, 1997 among the Guarantor, The Bank of New York, as Depositary, and Owners and Holders of American Depositary Receipts, and as the same may be amended in accordance with its terms hereafter.

          "Deposited Securities" means Ordinary Shares deposited or deemed to be deposited under the Deposit Agreement and any and all other securities, property and

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     cash received by the Depositary or the Custodian in respect thereof and at such time held under the Deposit Agreement.

          "Dividend Yield" on any security (including an ADR) for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on such security (or, in the case of ADRs, on the aggregate securities represented by such ADRs) for such period divided by, if with respect to dividends paid on such security (or, in the case of ADRs, on the securities represented thereby), the average Trading Price of such security during such period and, if with respect to dividends proposed to be paid on such security (or, in the case of ADRs, on the securities represented thereby), the Trading Price of such security on the effective date of the related Reset Transaction.

          "Dollar" or "U.S. Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

          "Event of Default"means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) the Company defaults in the payment of the principal of any of the Debentures when it becomes due and payable at Maturity, upon redemption or exercise of a Repurchase Right or otherwise; or

               (b) the Company defaults in the payment of interest (including Additional Amounts, if any) on any of the Debentures when it becomes due and payable and such default continues for a period of 30 days; or

               (c)  the Guarantor fails to perform under the Guarantees ;

               (d) either the Company or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Debentures or this Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Company or the Guarantor, respectively, to remedy the same, shall have been given to the Company or the Guarantor, respectively, by the Trustee or to the Company or the Guarantor, respectively, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures; or

               (e) (i) the Company or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $25,000,000; or (ii) there is an

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          acceleration of any Indebtedness for borrowed money in an amount in excess of $25,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Debentures; or

               (f)  the entry by a court having jurisdiction in the premises of
          (i) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (g) the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Guarantor, or the filing by the Company or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or the Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of its property, or the making by the Company or the Guarantor of an assignment for the benefit of creditors, or the admission by the Company or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Guarantor expressly in furtherance of any such action.

          "Excess Amount" has the meaning specified in Section 9.4(f).

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          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Expiration Time" has the meaning specified in Section 9(f).

          "fair market value" has the meaning set forth in Section 12(g)(5).

          "First Optional Repurchase Date" has the meaning set forth in
     Section 8.1.

          "First Optional Repurchase Right" has the meaning set forth in Section 8.1.

          "Fundamental Change Issuer Notice" has the meaning specified in Section 8.3.

          "Fundamental Change Repurchase Date" has the meaning specified in Section 8.1(b).

          "Fundamental Change Repurchase Right" has the meaning specified in Section 8.1(b).

          "Global Debenture" has the meaning specified in Section 2.2(b).

          "guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

               (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or

               (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

     provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

          "Guarantees" means the guarantees of the Guarantor in the form provided in Section 2.4.

          "Guarantor" means the Person named as the "Guarantor" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Guarantor" shall mean such successor Person.

          "Guarantor's Board of Directors" means the Board of Directors of the Guarantor or any committee of such Board duly authorized to act hereunder.

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          "Holder", "Holder of Debentures" or other similar terms means the registered holder of any Debenture.

          "Indebtedness" means, with respect to any Person:

               (1) any liability for borrowed money, or evidenced by an instrument for the payment of money, or incurred in connection with the acquisition of any property, services or assets (including securities), or relating to a capitalized lease obligation, other than accounts payable or any other indebtedness to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services;

               (2) obligations under exchange rate contracts or interest rate protection agreements;

               (3) any obligations to reimburse the issuer of any letter of credit, surety bond, performance bond or other guarantee of contractual performance;

               (4) any liability of another person of the type referred to in clause (1), (2) or (3) of this definition which has been assumed or guaranteed by such person; and

               (5) any obligations described in clauses (1) through (4) of this definition secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such person.

          "Interest Payment Date" means, for each of the Series A Debentures and the Series B Debentures, each of February 1 and August 1, beginning August 1, 2004; provided, however, that if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

          "Interest Rate" means, (a) prior to the occurrence of any Reset Transaction, 0.50% per annum, in the case of the Series A Debentures and 0.25% per annum in the case of the Series B Debentures and (b) following the occurrence of a Reset Transaction, the Adjusted Interest Rate related to such Reset Transaction to, but not including the effective date of any succeeding Reset Transaction.

          "Issuer" means the company named as the "Issuer" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

          "Issuer Notice" has the meaning specified in Section 8.3(a).

          "Issuer Order" means a written order signed in the name of the Issuer by any Managing Director or a duly authorized Attorney-in-Fact of the Issuer, and delivered to the Trustee.

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          "Maturity" means the date on which the principal of either the Series
     A Debentures or the Series B Debentures becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a Repurchase Right or otherwise.

          "Nasdaq National Market" means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

          "Non-Electing Share" has the meaning specified in Section 9.13.

          "Officer of the Guarantor" and "Officer of the Issuer" mean the Chairman of the Board, the Chief Executive Officer, Chief Operating Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice President, the Secretary or any Assistant Secretary of the Guarantor and of the Issuer, respectively, or a duly authorized Attorney-in-Fact.

          "Optional Repurchase Date" has the meaning specified in Section 8.1.

          "Optional Repurchase Right" has the meaning specified in Section
     8.1(a).

          "Ordinary Shares" means any and all equity securities of any class of the Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor; provided, however, subject to the provisions of Section 9.10, shares issuable on conversion of Debentures shall include only shares of the class designated as Ordinary Shares, par value NIS 0.10 per share, of the Guarantor at the date of this Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Paying Agent" means an office or agency where Debentures may be presented for payment. The term "Paying Agent" includes any additional paying agent.

          "Physical Debentures" means Series A Debentures or Series B Debentures issued in definitive, fully registered form without interest coupons, substantially in the forms of Exhibit A and B hereto.

          "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered in exchange for or in lieu of a mutilated, destroyed, lost or

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     stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

          "Record Date" means either a Regular Record Date or a Special Record Date, as the case may be; provided that, for purposes of Section 9.4, Record Date has the meaning specified in 9.4(g)(b).

          "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

          "Redemption Price", when used with respect to any Debenture to be redeemed, means the principal amount of such Debenture to be redeemed pursuant to this Supplemental Indenture plus interest accrued and unpaid to, but excluding, the Redemption Date.

          "Reference Dealer" means a dealer engaged in the trading of convertible securities.

          "Reference Period" has the meaning set forth in Section 9.4(d).

          "Registrar" means the office or agency where Debentures may be presented for registration of transfer or for exchange.

          "Regular Record Date" for the interest on the Debentures payable means the January 15 (whether or not a Business Day) next preceding an Interest Payment Date on February 1 and the July 15 (whether or not a Business Day) next preceding an Interest Payment Date on August 1.

          "Repurchase Date" has the meaning specified in Section 8.1.

          "Repurchase Price" has the meaning specified in Section 8.1.

          "Reset Transaction" means a merger, consolidation or statutory share exchange to which the issuer of the Ordinary Shares or ADRs into which the Debentures are then convertible is a party, a sale of all or substantially all the assets of that entity, a recapitalization of those Ordinary Shares or ADRs or a distribution described in Section 9.4(d), after the effective date of which transaction or distribution the Debentures would be convertible into:

               (1) Ordinary Shares or ADRs of an entity which Ordinary Shares or ADRs had a Dividend Yield for the four fiscal quarters of such entity immediately preceding the public announcement of such transaction or distribution that was more than 2.5 percentage points higher than the Dividend Yield on ADRs (or other Ordinary Shares then issuable upon conversion of the Debentures) for the four fiscal quarters preceding the public announcement of such transaction or distribution; or

               (2) Ordinary Shares or ADRs of an entity that announces a dividend policy prior to the effective date of such transaction or distribution which policy, if implemented, would result in a Dividend Yield on such entity's Ordinary Shares for the next four fiscal quarters that would result in such a 2.5 percentage points increase.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.6.

          "Stated Maturity" means the date specified in any Debenture as the fixed date for the payment of principal on such Debenture or on which an installment of interest on such Debenture is due and payable.

          "subsidiary" means, with respect to any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries, or by such Person and one or more other subsidiaries. For the purposes of this definition only, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Termination of Trading" will be deemed to have occurred if the Guarantor's ADRs and its Ordinary Shares (or other securities into which the debentures are convertible) are not listed for trading on a U.S. national securities exchange, reported on a U.S. national securities system subject to last sale reporting or quoted on the Nasdaq National Market.

          "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Supplemental Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent such amendment is applicable to this Supplemental Indenture and the Base Indenture, the Trust Indenture Act of 1939, as so amended, or any successor statute.

          "Trading Day" means:

               (1) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business;

               (2) if that security is not listed on the New York Stock Exchange, a day on which trades may be made on the Nasdaq National Market;

               (3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business;

               (4) if that security is not so listed on a U.S. securities exchange or quoted on the Nasdaq National Market, a day on which trades may be made on the Tel Aviv Stock Exchange; or

               (5) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Trading Price" of a security on any date of determination means:

               (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of that security (regular way) on the New York Stock Exchange on that date;

               (2) if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported on that date by the Nasdaq National Market;

               (3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market on that date, the closing sale price as reported on that date in the composite transactions for the principal U.S. securities exchange on which that security is listed;

               (4) if that security is not so listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market on that date, the dollar equivalent (converted at the U.S. Federal Reserve Bank's noon buying rate on that date) of the closing sale price (or, if no closing price is reported, the last reported sale price) of the security on that date on the Tel Aviv Stock Exchange;

               (5) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security on that date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Issuer;

               (6) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security on that date from at least two dealers recognized as market-makers for that security selected by the Issuer for this purpose;

               (7) if such bid and ask prices are not so available, the average of that last bid and ask prices for that security on that date from a dealer engaged in the trading of convertible securities selected by the Issuer for this purpose; or

               (8) if no such bid and ask prices are available, the Conversion Value of the applicable series of Debentures on that date.

               "Transfer Agent" means any Person, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Debentures.

               "Trigger Event" has the meaning specified in Section 9.4(d).

               "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter "Trustee" shall mean such successor Trustee.

               "Underwriters" means Lehman Brothers, Credit Suisse First Boston, Citigroup, Banc of America Securities LLC, Deutsche Bank Securities, Goldman, Sachs & Co., and Merrill Lynch & Co.

               "Underwriting Agreement" means the Underwriting Agreement, dated January 22, 2004, among the Issuer, the Guarantor, and the Underwriters.

               "Vice President", when used with respect to the Issuer or the Guarantor, as the case may be, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     Section 1.2    Incorporation by Reference of Trust Indenture Act.
                    -------------------------------------------------

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Debentures and the Guarantees;

               "indenture security holder" means a Holder;

               "indenture to be qualified" means this Supplemental Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the Debentures means the Issuer and on the Guarantee means the Guarantor and any other obligor on the indenture securities.

               All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section 1.3    Rules of Construction.
                    ---------------------

          For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

               (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                        THE DEBENTURES AND THE GUARANTEES

     Section 2.1    Title and Terms.
                    ---------------

          (a) The Debentures shall be known and designated as the "0.50% Series A Convertible Senior Debentures due 2024" and the "0.25% Series B Convertible Senior Debentures due 2024" of the Issuer. The aggregate principal amount of Series A Debentures which may be authenticated and delivered under this Supplemental Indenture is limited to $460,000,000 and the aggregate principal amount of Series B Debentures is limited to $690,000,000, except for Add On Debentures issued in accordance with Section 2.8 and Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Debentures pursuant to Section 2.5, 7.7, 8.1 or 9.2. The Debentures shall be issuable in denominations of $1,000 or integral multiples thereof.

          (b)  The Debentures shall mature on February 1, 2024.

          (c) Interest on both the Series A Debentures and the Series B Debentures shall accrue from January 27, 2004 at the Interest Rate until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on each Interest Payment Date.

          (d) Interest on the Debentures shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. For purposes of determining the Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an Officers' Certificate stating that a Reset Transaction has occurred and specifying the Adjusted Interest Rate then in effect.

          (e) A Holder of any Debenture at the close of business on a Regular Record Date shall be entitled to receive interest on such Debenture on the corresponding Interest Payment Date. A Holder of any Debenture which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any

Debenture whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Debenture, notwithstanding the conversion of such Debenture prior to such Interest Payment Date. However, any such Holder which surrenders any such Debenture for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Issuer an amount equal to the interest (including Additional Amounts, if any) on the principal amount of such Debenture so converted, which is payable by the Issuer to such Holder on such Interest Payment Date, at the time such Holder surrenders such Debenture for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Debenture which has been called for redemption by the Issuer in a notice of redemption given by the Issuer pursuant to Section 7 shall be entitled to receive (and retain) such accrued interest to the Redemption Date and need not pay the Issuer an amount equal to the interest on the principal amount of such Debenture so converted at the time such Holder surrenders such Debenture for conversion.

          (f) Principal of and interest on Global Debentures shall be payable to the Depositary in immediately available funds.

          (g) Principal on Physical Debentures shall be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Debentures will be payable by
(i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the register of the Debentures, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Debentures in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

          (h) The Debentures shall be redeemable at the option of the Issuer as provided in Article 7.

          (i) The Debentures shall be repurchaseable by the Issuer at the option of Holders as provided in Article 8.

          (j) The Debentures shall be convertible at the option of the Holders as provided in Article 9.

     Section 2.2    Form of Debentures.
                    ------------------

          (a) Except as otherwise provided pursuant to this Section 2.2, both the Series A Debentures and the Series B Debentures are issuable in fully registered form without coupons in substantially the forms of Exhibits A and Exhibit B hereto, with such applicable legends as are provided for in Section
2.3. The Debentures are not issuable in bearer form. The terms and provisions contained in the forms of Debenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture and the Base Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, or to conform to usage.

          (b) The Debentures and the Guarantees are being offered and sold by the Issuer pursuant to the Underwriting Agreement. Both the Series A Debentures and the Series B Debentures shall be issued initially in the form of permanent global Debentures in fully registered form without interest coupons, substantially in the forms of Exhibit A and Exhibit B hereto (with respect to the Series A Debentures, "Series A Global Debenture" and, with respect to the Series B Debentures, the "Series B Global Debenture", both with the applicable legends as provided in Section 2.3. Each Global Debenture shall be duly executed by the Issuer and authenticated and delivered by the Trustee, shall have endorsed thereon the Guarantees executed by the Guarantor and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Debentures evidenced thereby. The aggregate principal amount of each of the Series A Global Debenture and the Series B Global Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian, and of the Depositary or its nominee, as hereinafter provided.

     Section 2.3    Legends.
                    -------

          (a)  Global Debentures Legend.

               Each Global Debenture shall also bear the following legend on the face thereof:

     THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE REFERRED TO HEREIN. THIS GLOBAL DEBENTURE MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE BUT NOT IN PART, FOR A DEBENTURE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE SUPPLEMENTAL INDENTURE. [BENEFICIAL INTERESTS IN THIS GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE SUPPLEMENTAL INDENTURE.]/1/

     Section 2.4    Form of Guarantee.
                    -----------------

          A Guarantee substantially in the following form shall be endorsed on the reverse of each Debenture:

          Teva Pharmaceutical Industries Limited (the "Guarantor") hereby unconditionally and irrevocably guarantees to the Holder of this Debenture the

----------
/1/ Is this sentence a left-over from a private placement?

     due and punctual payment of the principal of and interest (including Additional Amounts, if any), on this Debenture, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Debenture and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Debenture, any modification of this Debenture, any invalidity, irregularity or unenforceability of this Debenture or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Debenture or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Debenture or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Debenture except by payment in full of the principal of and interest (including Additional Amounts, if any) on this Debenture.

          For so long as any Debentures are outstanding and subject to Section
     12.9 of the Indenture, the Guarantor will guarantee the delivery of the ADRs issuable upon conversion of the Debentures pursuant to the terms of the Supplemental Indenture and the Debentures.

          The Guarantor shall be subrogated to all rights of the holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or this Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Amount, if any) on this Debenture shall have been paid in full.

          The Guarantee shall not be valid or become obligatory for any purpose with respect to this Debenture until the certificate of authentication on this Debenture shall have been signed by the Trustee.

          The Guarantee shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

          IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.


                                        TEVA PHARMACEUTICAL INDUSTRIES LIMITED



                                        By
                                          --------------------------------------


     Section 2.5    Book-Entry Provisions for the Global Debentures.
                    -----------------------------------------------

          (a)  The Global Debentures initially shall:

               (1) be registered in the name of the Depositary (or a nominee thereof); and

               (2) be delivered to the Trustee as custodian for such Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Supplemental Indenture with respect to any Global Debenture held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Debenture, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Trustee or any agent of the Issuer or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Debenture. With respect to any Global Debenture deposited on behalf of the subscribers for the Debentures represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Clearstream, respectively, shall be applicable to the Global Debentures.

          (b) The Holder of a Global Debenture may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action that a Holder is entitled to take under this Supplemental Indenture, the Base Indenture or the Debentures.

          (c) A Global Debenture may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Debenture may be transferred in accordance with the rules and procedures of the Depositary.

          (d)  If at any time:

               (1) the Depositary notifies the Issuer in writing that it is no longer willing or able to continue to act as Depositary for the Global Debentures, or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary for the Global Debentures is not appointed by the Issuer within 90 days of such notice or cessation;

               (2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Debentures under this Supplemetal Indenture in exchange for all or any part of the Debentures represented by a Global Debenture or Global Debentures; or

               (3) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Debentures in exchange for such Global Debenture or Global Debentures;

the Depositary shall surrender such Global Debenture or Global Debentures to the Trustee for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officers' Certificate and Issuer Order for the authentication and delivery of Debentures, shall authenticate and deliver in exchange for such Global Debenture or Global Debentures, Physical Debentures in an aggregate principal amount equal to the aggregate principal amount of such Global Debenture or Global Debentures. Such Physical Debentures shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Debentures represented by such Global Debenture or Global Debentures (or any nominee thereof).

          (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Debenture to the beneficial owners thereof pursuant to Section 2.5(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Debenture in an amount equal to the principal amount of the beneficial interests in such Global Debenture to be transferred.

     Section 2.6    Defaulted Interest.
                    ------------------

          If the Issuer fails to make a payment of interest on any Debenture when due and payable ("Defaulted Interest"), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Debentures on which the interest is due on a subsequent Special Record Date. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture. The Issuer shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Issuer shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest to be paid.

     Section 2.7    Execution of Guarantees.
                    -----------------------

          The Guarantor hereby agrees to execute the Guarantees in substantially the form above recited to be endorsed on each Debenture. If the Issuer shall execute Physical Debentures in accordance with Section 2.5, the Guarantor shall execute the Guarantees in substantially the form above recited to be endorsed on each such Debenture. Such Guarantees shall be executed on behalf of the Guarantor by an officer of the Guarantor. The signature of any of these officers on the Guarantee may be manual or facsimile.

          In case any officer of the Guarantor who shall have signed the Guarantees endorsed on a Debenture before the Debenture so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Debenture nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debenture had not ceased to be such officer of the Guarantor; and any Debenture may be signed on behalf of the Guarantor by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Guarantor, although at the date of the execution and delivery of this Indenture any such person was not such an officer..]/2/

     Section 2.8    Add On Debentures.
                    -----------------

          The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Supplemental Indenture and the Base Indenture, without the consent of the Holders, create and issue pursuant to this Supplemental Indenture and the Base Indenture additional debentures ("Add On Debentures") having terms identical to those of the Outstanding Debentures, except that Add On Debentures:

          (i)   may have a different issue date from other Outstanding
                Debentures;

          (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Debentures; and

          (iii) may have terms specified in Add On Debenture Board Resolutions or the Add On Debenture supplemental indenture for such Add On Debentures making appropriate adjustments to this Article 2 and Exhibits A and B (and related definitions) applicable to such Add On Debentures in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Debentures, which are not adverse in any material respect to the Holder of any Outstanding Debentures (other than such Add On Debentures) and which shall not affect the rights, benefits, immunities or duties of the Trustee.

          In authenticating any Add On Debentures, and accepting the additional responsibilities under this Indenture in relation to such Add On Debentures, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

----------
/2/  Conformed to the second paragraph of Section 2.05 of the Base Indenture.

          (i) the Add On Debenture Board Resolutions or Add On Debenture Supplemental indenture relating thereto;

          (ii)  an Officers' Certificate complying with Section 10.4; and

          (iii) an Opinion of Counsel complying with Section 10.4 stating,

               (1) that the forms of such Debentures have been established by or pursuant to Add On Debenture Board Resolutions or by an Add On Debenture supplemental indenture, as permitted by this Section 2.8 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture;

               (2) that the terms of such Debentures have been established by or pursuant to Add On Debenture Board Resolutions or by an Add On Debenture supplemental indenture, as permitted by this Section 2.8 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture;

               (3) that such Debentures, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any customary conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer entitled to the benefits provided in the Supplemental Indenture and the Base Indenture, enforceable in accordance with their respective terms, except to the extent that the enforcement of such obligations may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of such Debentures;

               (4) that all laws and requirements in respect of the execution and delivery of the Debentures have been complied with; and

               (5)  such other matters as the Trustee may reasonably request.

          If such forms or terms have been so established by or pursuant to Add On Debenture Board Resolutions or an Add On Debenture supplemental indenture, the Trustee shall have the right to decline to authenticate and deliver any
Debentures:

               (1) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

               (2) if the Trustee by its board of directors, executive committee or a committee of directors or trust officers in good faith determines that such action would expose the Trustee to personal liability to Holders of any Outstanding Debentures; or

               (3) if the issue of such Add On Debentures pursuant to this Supplemental Indenture and the Base Indenture will affect the Trustee's own rights, duties, benefits and immunities under the Debentures, this Supplemental

          Indenture and the Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Notwithstanding anything in this Section 2.8, the Issuer may not issue Add On Debentures if an Event of Default shall have occurred and be continuing.

                                    ARTICLE 3

                              DEFAULTS AND REMEDIES

     Section 3.1    Waiver of Stay or Extension Laws.
                    --------------------------------

          The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Supplemental Indenture and the Base Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 4

                                   [Reserved.]

                                    ARTICLE 5

                      CONCERNING THE HOLDERS OF DEBENTURES

     Section 5.1    Purposes for Which Meetings May Be Called.
                    -----------------------------------------

          A meeting of Holders of Debentures may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture or the Base Indenture to be made, given or taken by Holders of Debentures.

     Section 5.2    Call Notice and Place of Meetings.
                    ---------------------------------

          (a) The Trustee may at any time call a meeting of Holders of Debentures for any purpose specified in Section 5.1, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 10.3, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holders of Debentures for any purpose specified in Section

5.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Debentures in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 5.2.

     Section 5.3    Persons Entitled to Vote at Meetings.
                    ------------------------------------

          To be entitled to vote at any meeting of Holders of Debentures, a Person shall be (a) a Holder of one or more Outstanding Debentures, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Issuer and its counsel.

     Section 5.4    Quorum; Action.
                    --------------

          The Persons entitled to vote a majority in principal amount of the Outstanding Debentures shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Debentures which shall constitute a quorum.

          Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Debentures at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

          At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.02 of the Base Indenture shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Debentures represented and voting at such meeting.

          Any resolution passed or decisions taken at any meeting of Holders of Debentures duly held in accordance with this Section shall be binding on all the Holders of Debentures, whether or not present or represented at the meeting.

     Section 5.5    Determination of Voting Rights; Conduct and Adjournment of
                    ----------------------------------------------------------
Meetings.
--------

          (a) Notwithstanding any other provisions of this Supplemental Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures in regard to proof of the holding of Debentures and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 5.7 and the appointment of any proxy shall be proved in the manner specified in Section 5.7. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 5.7 or other proof.

          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Debentures as provided in
Section 5.2(b), in which case the Issuer or the Holders of Debentures calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting.

          (c) At any meeting, each Holder of a Debenture or proxy shall be entitled to one vote for each $1,000 principal amount of Debenture held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

          (d)  Any meeting of Holders of Debentures duly called pursuant to
Section 5.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting, and the meeting may be held as so adjourned without further notice.

     Section 5.6    Counting Votes and Recording Action of Meetings.
                    -----------------------------------------------

          The vote upon any resolution submitted to any meeting of Holders of Debentures shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debentures shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 5.2 and, if applicable, Section 5.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 5.7    Acts of Holders of Debentures.
                    -----------------------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture to be given or taken by Holders of Debentures may be embodied in and evidenced by:

               (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

               (2) the record of Holders of Debentures voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debentures duly called and held in accordance with the provisions of Article 5; or

               (3)  a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantor. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Debentures signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Supplemental Indenture and (subject to Section 5.1) conclusive in favor of the Trustee, the Company and the Guarantor if made in the manner provided in this Section. The record of any meeting of Holders of Debentures shall be proved in the manner provided in
Section 5.5.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner that the Trustee reasonably deems sufficient.

          (c) The principal amount and certificate numbers of Debentures held by any Person, and the date of such Person holding the same, shall be proved by the register of the Debentures.

          Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the

Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Debenture.

                                    ARTICLE 6

                              ADDITIONAL COVENANTS

     Section 6.1    Restrictions on Certain Payments.
                    --------------------------------

          The Issuer shall not pay dividends, make distributions, incur Indebtedness (other than the Debentures and any Add On Debentures) or repurchase its or the Guarantor's securities (other than the Debentures and any Add On Debentures).

     Section 6.2    Payment of Additional Tax Amounts.
                    ---------------------------------

          All payments of interest and principal by the Issuer under the Debentures and by the Guarantor under the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (but, except as provided in this Supplemental Indenture, other than any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Debentures or the Guarantees) imposed or levied by or on behalf of the United States or the State of Israel or any political sub-division thereof or by any authority therein having power to tax unless such withholding or deduction is required by law. In that event, the Issuer or the Guarantor, as applicable, will pay such additional amounts as may be necessary in order that the net amounts received by a Holder after such withholding or deduction shall equal the amount of interest and principal which would have been receivable in respect of the Debentures in the absence of such withholding or deduction ("Additional Tax Amounts"), except that no such Additional Tax Amounts shall be payable:

               (a)  to or on behalf of a Holder that is:

               (1) able to avoid such withholding or deduction by making a declaration of non-residence or other claim for exemption to the relevant tax authority or

               (2) is liable for such taxes, duties, assessments or governmental charges in respect of the debentures by reason of its having some connection with the taxing jurisdiction other than merely by the holding of the Debentures; or

               (b) that any such taxes, duties, assessments or governmental charges would not have been imposed but for the presentation of such Debentures or Guarantees, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder thereof would have been entitled to Additional Tax Amounts had the Debentures or Guarantees been presented for payment on any date during such 30-day period.

     Section 6.3    Corporate Existence.
                    -------------------

          Subject to Article 4, each of the Guarantor and the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and the Guarantor shall not be required to preserve any such right or franchise if the Issuer and the Guarantor determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 6.4    Certificates of the Issuer and the Guarantor.
                    --------------------------------------------

          The Issuer and the Guarantor will each furnish to the Trustee on or before [__] in each year (beginning with [__]) an Officers' Certificate of the Issuer or the Guarantor, as the case may be, as to the signers' knowledge of the Issuer's or the Guarantor's compliance with all conditions and covenants under this Supplemental Indenture and the Base Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Supplemental Indenture or the Base Indenture). In the event an Officer of the Guarantor or an Officer of the Issuer comes to have actual knowledge of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, regardless of the date, the Guarantor or the Issuer shall deliver an Officers' Certificate to the Trustee specifying such Default and the nature and status thereof.

     Section 6.5    Guarantor To Be the Sole Equityholder of the Issuer.
                    ---------------------------------------------------

          So long as any Debentures are outstanding, the Guarantor or its successor will directly or indirectly own all of the outstanding capital stock of the Issuer.

                                    ARTICLE 7

                            REDEMPTION OF SECURITIES

     Section 7.1    Optional Redemption.
                    -------------------

          At any time on or after August 1, 2008 in the case of the Series A Debentures and on or after February 1, 2010 in the case of the Series B Debentures, except for Debentures that it is required to repurchase pursuant to
Section 8.1(a), the Issuer may, at its option, redeem the Series A Debentures or the Series B Debentures in whole at any time or in part from time to time, on any date prior to maturity, upon notice as set forth in Section 7.3, at the Redemption Price plus any interest accrued and unpaid to, but excluding, the Redemption Date.

     Section 7.2    Selection of Debentures for Partial Repayment.
                    ---------------------------------------------

          If any Debenture selected for partial redemption is converted or elected to be repurchased in part before termination of the conversion right or repurchase right with respect to the portion of the Debenture so selected, the converted or repurchased portion of such Debenture shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Debenture so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Debenture. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

     Section 7.3    Notice of Redemption.
                    --------------------

          Notice of redemption shall be given in the manner provided in Section
10.3 to the Holders of Debentures to be redeemed. Such notice shall be given not less than 30 nor more than 60 days prior to the intended Redemption Date.

          In addition to the information required to be stated in notices of redemption pursuant to Section 11.02 of the Base Indenture, all notices of redemption shall state the Conversion Price, the date on which the right to convert the principal of the Debentures to be redeemed will terminate and the places where such Debentures may be surrendered for conversion.

     Section 7.4    Deposit of Redemption Price.
                    ---------------------------

          Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price in respect of all the Debentures to be redeemed on that Redemption Date, other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid interest, if any, on such Debentures.

          If any Debenture called for redemption is converted prior to redemption, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in Section 2.1(e)) be paid to the Issuer upon request by the Issuer or, if then held by the Issuer, shall be discharged from such trust.

                                    ARTICLE 8

                      REPURCHASE AT THE OPTION OF A HOLDER

     Section 8.1    Repurchase Rights.
                    -----------------

          (a) On August 1, 2008 (the "Series A First Optional Repurchase Date"), February 1, 2014 and February 1, 2019 (each, a "Series A Optional Repurchase Date") each Holder of Series A Debentures shall have the right (the "Series A Optional Repurchase Right" and the Series A Optional Repurchase Right exercisable on the Series A First Optional Repurchase Date, the "Series A First Optional Repurchase Right"), at such Holder's option but subject to the provisions of Section 8.2, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder's Debentures, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased (the

"Series A Optional Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Series A Optional Repurchase Date; provided, however, that installments of interest on Debentures whose Stated Maturity is prior to or on a Series A Optional Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1.

          (b) On February 1, 2010 (the "Series B First Optional Repurchase Date"), February 1, 2014 and February 1, 2019 (each, a "Series B Optional Repurchase Date") each Holder of Series B Debentures shall have the right (the "Series B Optional Repurchase Right" and the Series B Optional Repurchase Right exercisable on the Series B First Optional Repurchase Date, the "Series B First Optional Repurchase Right"), at such Holder's option but subject to the provisions of Section 8.2, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder's Debentures, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be outstanding after such repurchase is equal to an integral multiple of $1,000), at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased (the "Series B Optional Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Series B Optional Repurchase Date; provided, however, that installments of interest on Debentures whose Stated Maturity is prior to or on a Series B Optional Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1.

          (c) In the event that a Change in Control or a Termination of Trading shall occur, each Holder of Series A Debentures of shall have the right (the "Series A Fundamental Change Repurchase Right" and, together with the Series A Optional Repurchase Right, each a "Series A Repurchase Right"), at such Holder's option, but subject to the provisions of Section 8.2, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder's Debentures not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to an integral multiple of $1,000), on the date (the "Series A Fundamental Change Repurchase Date" and, together with the Series A Optional Repurchase Dates, each a "Series A Repurchase Date") that is 45 days after the date of the Issuer Notice given pursuant to Section 8.3 in connection with such Change of Control or Termination of Trading at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased (the "Series A Fundamental Change Repurchase Price" and, together with the "Series A Optional Repurchase Price", each a "Series A Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Series A Repurchase Date; provided, however, that installments of interest on Debentures whose Stated Maturity is prior to or on the Series A Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1.

          (d) In the event that a Change in Control or a Termination of Trading shall occur, each Holder of Series B Debentures of shall have the right (the "Series B Fundamental Change Repurchase Right" and, together with the Series B Optional Repurchase Right, each a

"Series B Repurchase Right"; the Series B Repurchase Right and the Series A Repurchase Right, collectively, the "Repurchase Right"), at such Holder's option, but subject to the provisions of Section 8.2, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, all of such Holder's Debentures not theretofore called for redemption, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to an integral multiple of $1,000), on the date (the "Series B Fundamental Change Repurchase Date" and, together with the Series B Optional Repurchase Dates, each a "Series B Repurchase Date") that is 45 days after the date of the Issuer Notice given pursuant to Section 8.3 in connection with such Change of Control or Termination of Trading at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased (the "Series B Fundamental Change Repurchase Price" and, together with the "Series B Optional Repurchase Price", each a "Series B Repurchase Price"; the Series B Repurchase Price and the Series A Repurchase Price, collectively, the "Repurchase Price"), plus interest accrued and unpaid to, but excluding, the Series B Repurchase Date; provided, however, that installments of interest on Debentures whose Stated Maturity is prior to or on the Series B Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1.

          (e) Subject to the fulfillment by the Issuer of the conditions set forth in Section 8.2, upon exercise by a Holder of a Series A First Optional Repurchase Right, a Series B First Optional Repurchase Right, a Series A Fundamental Change Repurchase Right resulting from a Change in Control or a Series B Fundamental Change Repurchase Right resulting from a Change in Control, the Issuer may elect to pay some or all of the applicable Series A Repurchase Price or Series B Repurchase Price by delivering a number of ADRs equal to (i) such portion of either the applicable Series A Repurchase Price or Series B Repurchase Price it elects to pay using ADRs divided by (ii) the average of the Trading Prices per ADR for the five consecutive Trading Days immediately preceding and including the third Business Day/3/ prior to the applicable Series A Repurchase Date or Series B Repurchase Date.

     Section 8.2    Conditions to the Issuer's Election to Pay the Applicable
                    ---------------------------------------------------------
Series A Repurchase Price or Series B Repurchase Price in ADRs.
--------------------------------------------------------------

          Upon exercise by a Holder of a Series A First Optional Repurchase Right, Series B First Optional Repurchase Right, a Series A Fundamental Change Repurchase Right resulting from a Change in Control or a Series B Fundamental Change Repurchase Right resulting from a Change in Control, the Issuer may, at its option, pay some or all of the applicable Series A Repurchase Price or Series B Repurchase Price payable to Holders pursuant to Section 8.1 upon redemption of the Debentures in ADRs, only if the following conditions are satisfied:

          (a)  The ADRs to be so issued:

               (1) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer

----------
/3/ Trading Days sounds correct, but Business Day is what is Prospectus Supplement says at S-22.

          restrictions under the Securities Act upon repurchase or redemption, as the case may be, or if such registration is required, such registration shall be completed and shall become effective prior to the applicable Series A Repurchase Date or Series B Repurchase Date; and

               (2) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before the ADRs may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the applicable Series A Repurchase Date or Series B Repurchase Date.

          (b) All ADRs which may be issued upon repurchase of Debentures will be issued out of the Guarantor's authorized but unissued Ordinary Shares and deposited by the Guarantor with the ADR Depositary in accordance with the Deposit Agreement and will, upon such deposit, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

          (c)  If any of the conditions set forth in clause (a) and (b) of this
Section 8.2 are not satisfied in accordance with the terms thereof, the Series A Repurchase Price or Series B Repurchase Price, as applicable, shall be paid by the Issuer only in cash.

     Section 8.3    Notices; Method of Exercising Repurchase Right, Etc.
                    ---------------------------------------------------

          (a) In the case of a Change in Control or a Termination of Trading, unless the Issuer shall have theretofore called for redemption all of the Outstanding Debentures, prior to or on the 30/th/ day after the occurrence of a Change in Control or a Termination of Trading, the Issuer, or, at the written request and expense of the Issuer prior to or on the 30/th/ day after such occurrence, the Trustee, shall give to all Holders of Debentures notice, in the manner provided in Section 10.3, of the occurrence of the Change of Control or a Termination of Trading and of the applicable Series A Repurchase Right or Series B Repurchase Right set forth herein arising as a result thereof (as applicable, the "Fundamental Change Issuer Notice"). In the case of either a Series A Optional Repurchase Right or a Series B Optional Repurchase Right, 20 Business Days prior to either a Series A Optional Repurchase Date or a Series B Optional Repurchase Date, the Issuer, or, at the written request and expense of the Issuer fifteen days prior to such date, the Trustee, shall give to all Holders of Debentures of the affected series a notice, in the manner provided in Section 10.3, of the Series A Optional Repurchase Right or the Series B Optional Repurchase Right (as applicable, the "Optional Repurchase Right Issuer Notice" and, together with the Fundamental Change Issuer Notice, each an "Issuer Notice"). The Issuer shall also deliver a copy of such Issuer Notice of a Series A Repurchase Right or Series B Repurchase Right to the Trustee. Each Issuer Notice of a Series A Repurchase Right or Series B Repurchase Right shall state:

               (1) the applicable Series A Repurchase Date or Series B Repurchase Date;

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

               (2) the date by which the Series A Fundamental Change Repurchase Right, the Series B Fundamental Change Repurchase Right, the Series A Optional Repurchase Right, or the Series B Optional Repurchase Right must be exercised;

               (3) the applicable Series A Repurchase Price or Series B Repurchase Price and accrued and unpaid interest, if any;

               (4) unless such Issuer Notice is being given pursuant to a Termination of Trading or payment in ADRs is otherwise not allowed, whether the applicable Series A Repurchase Price or Series B Repurchase Price shall be paid by the Issuer in cash or by delivery of ADRs, or a combination thereof, specifying the percentage of each;

               (5) if the applicable Series A Repurchase Price or Series B Repurchase Price will be paid in ADRs, the method for calculating the average Trading Price of the ADRs;

               (6) a description of the procedure which a Holder must follow to exercise its Series A Repurchase Right or Series B Repurchase Right, and the place or places where such Debentures, are to be surrendered for payment of the applicable Series A Repurchase Price or Series B Repurchase Price and accrued and unpaid interest, if any;

               (7) that on the applicable Series A Repurchase Date or Series B Repurchase Date the applicable Series A Repurchase Price or Series B Repurchase Price and accrued and unpaid interest, if any, will become due and payable in cash upon each such Debenture designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

               (8) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Debentures to be repurchased will terminate and the place where such Debentures may be surrendered for conversion, and

               (9) the place or places where such Debentures, together with the Option to Elect Repayment certificate included in Exhibit A annexed hereto, are to be delivered for payment of the applicable Repurchase Price and accrued and unpaid interest, if any.

          No failure of the Issuer to give the foregoing notices or defect therein shall limit any Holder's right to exercise a Series A Repurchase Right or Series B Repurchase Right or affect the validity of the proceedings for the repurchase of Debentures.

          If any of the foregoing provisions or other provisions of this Article 8 are inconsistent with applicable law, such law shall govern.

          (b) To exercise a Series A Optional Repurchase Right, Series B Optional Repurchase Right, Series A Fundamental Change Repurchase Right or Series B Fundamental Change Repurchase Right, as the case may be, a Holder shall deliver to the Trustee on or prior to the close of business two Business Days prior to the applicable Series A Optional Repurchase Date or Series B Optional Repurchase Date in the case of a Series A Optional Repurchase Right or Series B Optional Repurchase Right, as applicable, or prior to or on the 30th day after the date of the Issuer Notice in the case of a Change in Control or a Termination of Trading:

               (1) written notice of the Holder's exercise of the relevant right, which notice shall set forth the name of the Holder, the principal amount of the Debentures to be repurchased (and, if any Debenture is to be repurchased in part, the certificate number thereof, the portion of the principal amount thereof to be repurchased) and a statement that an election to exercise the applicable Series A Repurchase Right or Series B Repurchase Right is being made thereby, and, in the event that the Series A Repurchase Price or Series B Repurchase Price shall be paid in whole or in part in ADRs, the name or names (with addresses) in which the certificate or certificates for the ADRs shall be issued (each such notice, a "Repurchase Notice");

               (2) the Debentures with respect to which the Series A Repurchase Right or Series B Repurchase Right is being exercised; and

               (3) unless such Repurchase Notice is being delivered pursuant to a Termination of Trading or payment in ADRs is otherwise not allowed, in the event the Issuer elects to pay the Series A Repurchase Price or Series B Repurchase Price to be paid as of such Series A Repurchase Date or Series B Repurchase Date, in whole or in part, in ADRs but such portion of the Series A Repurchase Price or Series B Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in ADRs is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 8.2, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the Debentures to which such Repurchase Notice relates (stating the Principal Amount and certificate numbers of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Series A Repurchase Price or Series B Repurchase Price for all Debentures (or portions thereof) to which such Repurchase Notice relates.

Such written notice shall be irrevocable, except that the right of the Holder to convert the Debentures with respect to which the Series A Repurchase Right or Series B Repurchase Right is being exercised shall continue until the close of business on the Business Day immediately preceding the Series A Repurchase Date or the Series B Repurchase Date.

          (c) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Issuer shall pay or cause to be paid to the Trustee the Repurchase Price in cash or ADRs, as provided above, for payment to the Holder on the Repurchase Date or, if ADRs are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable in cash with respect to the Debentures as to which the Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Repurchase Date shall be payable in cash to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Regular Record Date.

          (d) If any Debenture (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Debenture (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the Interest Rate, and each Debenture shall remain convertible into ADRs until the principal of such Debenture (or portion thereof, as the case may be) shall have been paid or duly provided for.

          (e) Any Debenture which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture or Debentures, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debenture so surrendered.

          (f) Any issuance of ADRs in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates representing the ADRs shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the ADRs represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Guarantor shall be closed shall constitute the Person or Persons in whose name or names the ADRs are to be issued as the holder or holders of record of the shares represented thereby for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any ADRs issued upon repurchase of any Debenture declared prior to the Repurchase Date.

          (g) No fractions of shares of ADRs shall be issued upon repurchase of any Debenture or Debentures. If more than one Debenture shall be repurchased from the same Holder and the Repurchase Price shall be payable in ADRs, the number of full shares which shall be issued upon such repurchase shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) to be so repurchased. Instead of any fractional share of ADRs which would otherwise be issued on the repurchase of any Debenture or Debentures (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the ADRs as of the Trading Day preceding the Repurchase Date.

          (h) Any issuance and delivery of certificates representing ADRs on repurchase of Debentures shall be made without charge to the Holder of Debentures being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Debentures represented thereby; provided, however, that the Issuer shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates representing ADRs in a name other than that of the Holder of the Debentures being repurchased, and no such issuance or delivery shall be made unless the Person requesting such issuance or delivery has paid to the Issuer the amount of any such tax or duty or has established, to the satisfaction of the Issuer, that such tax or duty has been paid.

          (i) All Debentures delivered for repurchase shall be delivered to the Trustee to be canceled by Trustee, which shall dispose of the same as provided in Section 2.10 of the Base Indenture.

                                    ARTICLE 9

                            CONVERSION OF DEBENTURES

     Section 9.1    Conversion Right and Conversion Price.
                    -------------------------------------

          (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable ADRs of the Guarantor, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion:

               (1) during any Conversion Period, if the Trading Price of the ADRs of the Guarantor for at least 20 Trading Days in the 30 Trading Day period ending on the first day of such Conversion Period was more than 130% of the Conversion Price in effect on such 30th Trading Day;

               (2) during the five Business Day period following any period of 10 consecutive Trading Days in which the average of the Trading Prices of the Debentures for such 10 Trading Day period was less than 98% of the average of the Conversion Values of the Debentures during the same period;

               (3) at any time prior to the close of business on the second Business Day preceding the date fixed for redemption, if such Debenture has been called for redemption pursuant to Article 7 hereof;

               (4) during any period in which (A) the senior unsecured debt rating assigned to the Guarantor by Standard & Poor's Rating Group is below BB+, (B) the senior unsecured debt rating assigned to the Guarantor by such rating agency is suspended or withdrawn or (C) such rating agency is not then issuing any such rating with respect to the Guarantor; or

               (5)  as provided in paragraph (b) of this Section 9.1.

     Such conversion right shall expire at the close of business on the Business Day immediately preceding February 1, 2024.

          The Conversion Agent shall, on behalf of the Issuer, determine on a daily basis whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (1) or clause (2) above and, if the Debentures shall be so convertible, the Conversion Agent shall promptly deliver to the Issuer and the Trustee written notice thereof. Whenever the Debentures shall become convertible pursuant to this Section 9.1, the Issuer or, at the Issuer's request, the Trustee in the name and at the expense of the Issuer, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 10.3, and the Issuer shall also publicly announce such information and publish it on the Guarantor's Worldwide Web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          The Issuer and the Guarantor hereby agree, and each Holder of Debentures by its purchase thereof shall be deemed to have agreed, that the Conversion Agent shall incur no liability in connection with its obligations under the preceding paragraph (including, without limitation, in connection with any determination whether at any time the Debentures shall be convertible as a result of the occurrence of an event specified in clause (1) or clause (2) above), except such liability as may result from the Conversion Agent's gross negligence or willful misconduct. In no event shall the Conversion Agent be liable to any Person, including any Holder, for any consequential, punitive or special damages. The Issuer agrees to indemnify the Conversion Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim (regardless of who asserts such claim) of liability) incurred by the Conversion Agent that arises out of or in connection with its obligations under the preceding paragraph, except such as may result from the gross negligence or willful misconduct of the Conversion Agent or any of its agents or employees. The Guarantor agrees to guarantee the obligations of the Issuer under the preceding sentence. The provisions of this paragraph shall survive the termination of this Supplemental Indenture.

          (b)  In addition, in the event that:

               (1) the Guarantor (A) distributes to all holders of Ordinary Shares rights or warrants entitling them (for a period expiring within 60 days after the record date for such distribution) to subscribe for or purchase Ordinary Shares, at a price per share less than the Trading Price of the Ordinary Shares on the Business Day immediately preceding the date of declaration of such distribution, or (B) distributes to all holders of Ordinary Shares assets, evidences of its Indebtedness or rights or warrants to purchase its securities, where the fair market value of such distribution per Ordinary Share (as determined by the Board of Directors of the Guarantor) exceeds 5% of the Trading Price of an Ordinary Share on the Business Day immediately preceding the date of declaration of such distribution, then, in each case, the Debentures may be surrendered for conversion at any time on and after the date that the Issuer gives notice to the Holders of such right, which shall be not less than 20 days prior to the ex-dividend date for such distribution, until the close of business on the Business Day immediately preceding the ex-dividend date or the Issuer announces that such distribution will not take place, whichever is earlier; or

               (2) the Guarantor consolidates with or merges into another corporation, or is a party to a binding share exchange or sells or conveys its properties and assets as, or substantially as, an entirety to any Person in a transaction pursuant to which the Ordinary Shares would be converted into cash, securities or other property as set forth in
          Section 9.13 hereof, then the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Issuer as the anticipated effective time of such transaction until 15 days after the actual date of such transaction.

          In case a Debenture or a portion thereof is called for redemption, such conversion right in respect of the Debenture or the portion so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Issuer defaults in making the payment due upon redemption. In the event a Holder exercises its Repurchase Right with respect to a Debenture or portion thereof, such conversion right in respect of the Debenture or portion thereof shall expire at the close of business on the Business Day immediately preceding the applicable Repurchase Date.

          The number of ADRs into which each $1,000 principal amount of Debentures is convertible (the "Conversion Rate") shall be initially equal to approximately 13.1925 ADRs per $1,000 principal amount of Series A Debentures and 14.1819 ADRs per $1,000 principal amount of Series B Debentures. The Conversion Rate shall be adjusted in certain instances as provided in paragraphs
(a), (b), (c), (d), (e), (f), (h) and (i) of Section 9.4.

     Section 9.2    Exercise of Conversion Right.
                    ----------------------------

          To exercise the conversion right, the Holder of any Debenture to be converted shall surrender such Debenture duly endorsed or assigned to the Issuer or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Debenture to the Issuer stating that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

          Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Debenture whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Issuer of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion.

          Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the ADRs issuable upon conversion shall be treated for all purposes as the record holder or holders of such ADRs at such time. As promptly as practicable on or after the conversion date, the Issuer shall cause to be issued and delivered to such Conversion Agent a certificate or certificates representing the number of ADRs issuable upon conversion of such Debentures, together with payment in lieu of any fraction of a share as provided in Section 9.3.

          In the case of any Debenture which is converted in part only, upon such conversion the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debentures.

          The Issuer hereby initially appoints the Trustee as the Conversion Agent.

     Section 9.3    Fractions of ADRs.
                    -----------------

          No fractional ADRs shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full ADRs which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional ADRs which would otherwise be issued upon conversion of any Debenture or Debentures (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the ADRs as of the Trading Day preceding the date of conversion.

     Section 9.4    Adjustment of Conversion Rate.
                    -----------------------------

          The Conversion Rate shall be subject to adjustment, calculated by the Issuer, from time to time as follows:

          (a) In case the Guarantor shall hereafter pay a dividend or make a distribution to all holders of the outstanding Ordinary Shares in Ordinary Shares, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

               (1) the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Record Date (as defined in Section 9.4(g)) fixed for such determination plus the total number of shares constituting such dividend or other distribution; and

               (2) the denominator of which shall be the number of Ordinary Shares outstanding at the close of business on such Record Date.

          Such adjustment shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 9.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the outstanding Ordinary Shares shall be subdivided into a greater number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Ordinary Shares shall be combined into a smaller number of Ordinary Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) In case the Guarantor shall issue rights or warrants (other than any rights or warrants referred to in Section 9.4(d)) to all holders of its outstanding Ordinary Shares entitling them to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 9.4(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction:

               (1) the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the Record Date, plus the total number of additional Ordinary Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and

               (2) the denominator of which shall be the number of Ordinary Shares outstanding on the close of business on the Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price.

          Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that Ordinary Shares (or securities convertible into Ordinary Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Ordinary Shares (or securities convertible into Ordinary Shares) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Ordinary Shares at less than such Current Market Price, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

          (d) In case the Guarantor shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares any class of capital stock of the Guarantor (other than any dividends or distributions to which Section 9.4(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in

Section 9.4(c), (2) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 9.13 applies and (3) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 9.4(d) called the "distributed assets"), then, in each such case, subject to the second succeeding paragraph of this Section 9.4(d), the Conversion Rate shall be increased so that the same shall be equal to the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined in Section 9.4(g)) with respect to such distribution by a fraction:

               (1) the numerator of which shall be the Current Market Price (determined as provided in Section 9.4(g)) on such date; and

               (2) the denominator of which shall be such Current Market Price, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the distributed assets so distributed applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the Record Date).

          Such adjustment shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the distributed assets so distributed applicable to one Ordinary Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of distributed assets such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate, which would then be in effect if such dividend or distribution had not been declared.

          If the Board of Directors determines the fair market value of any distribution for purposes of this Section 9.4(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 9.4(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

          Rights or warrants distributed by the Issuer to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Guarantor's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

               (1)  are deemed to be transferred with such Ordinary Shares;

               (2)  are not exercisable; and

               (3) are also issued in respect of future issuances of Ordinary Shares;

shall be deemed not to have been distributed for purposes of this Section 9.4(d) (and no adjustment to the Conversion Rate under this Section 9.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 9.4(d):

               (4) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase; and

               (5) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

          For purposes of this Section 9.4(d) and Sections 9.4(a), 9.4(b) and 9.4(c), any dividend or distribution to which this Section 9.4(d) is applicable that also includes Ordinary Shares, a subdivision or combination of Ordinary Shares to which Section 9.4(b) applies, or rights or warrants to subscribe for or purchase Ordinary Shares to which Section 9.4(c) applies (or any combination thereof), shall be deemed instead to be:

               (6) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such Ordinary Shares, such subdivision or combination or such rights or warrants to which Sections 9.4(a), 9.4(b) and 9.4(c) apply, respectively (and any Conversion Rate increase required by this Section 9.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

               (7) a dividend or distribution of such Ordinary Shares, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 9.4(a), 9.4(b) and 9.4(c) with respect to such dividend or distribution shall then be made), except:

                    (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 9.4(a); (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of
               Section 9.4(b); and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 9.4(c); and

                    (B) any Ordinary Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 9.4(a) and any reduction or increase in the number of Ordinary Shares resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

          (e) In case the Guarantor shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 9.13 applies or as part of a distribution referred to in Section 9.4(d)), in an aggregate amount that, combined together with the aggregate amount of any other such distributions to all holders of Ordinary Shares made exclusively in cash in the same fiscal quarter of the Guarantor as the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 9.4(e) has been made exceeds the greater of (a) the preceding quarterly cash dividend, as adjusted to reflect subdivisions or combinations of Ordinary Shares effected after payment of such preceding quarterly dividend, paid by the Guarantor on the Ordinary Shares to the extent such quarterly dividend did not exceed the greater of any amount under this clause (a) or the succeeding clause
(b) calculated at the time of payment of such preceding cash dividend; (b) 0.125% of the Current Market Price of the Ordinary Shares immediately prior to the declaration of the dividend; or (c) $0.075 per Ordinary Share, as adjusted to reflect subdivisions or combinations of Ordinary Shares effected after the date of this Supplemental Indenture, (the amount of such excess, the "Excess Dividend"), then and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

               (1) the numerator of which shall be equal to the Current Market Price on the Record Date, and

               (2) the denominator of which shall be equal to the Current Market Price on such date, less an amount equal to the quotient of (x) the excess of such combined amount over the Dividend Increase and (y) the number of Ordinary Shares outstanding on the Record Date.

However, in the event that the then fair market value (as so determined) of the portion of cash and other securities, if any, so distributed applicable to one Ordinary Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash in excess of the Dividend Increase such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (f) In case a tender offer made by the Guarantor or any of its subsidiaries for all or any portion of the Ordinary Shares or ADRs shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

               (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Guarantor or any of its subsidiaries for all or any portion of the Ordinary Shares or ADRs expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 9.4(f) has been made; and

               (2) the aggregate amount of any distributions to all holders of the Issuer's Ordinary Shares made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 9.4(e) has been made;

exceeds 10% of the product of the Current Market Price of the Ordinary Shares (determined as provided in Section 9.4(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of Ordinary Shares outstanding (including Ordinary Shares represented by ADRs and including any tendered shares) on the Expiration Time (such excess, the "Excess Amount"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

               (3) the numerator of which shall be the product of the number of Ordinary Shares outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Ordinary Shares at the Expiration Time; and

               (4) the denominator shall be (x) the product of (1) the number of Ordinary Shares outstanding (including any tendered shares) at the Expiration Time and (2) the Current Market Price of the Ordinary Shares at the Expiration Time less (y) the Excess Amount.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Issuer is obligated to purchase shares pursuant to any such tender offer, but the Issuer is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 9.4(f) to any tender offer would result in a reduction in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 9.4(f).

          (g) For purposes of this Section 9.4, the following terms shall have the meanings indicated:

               (1) "Current Market Price" of an Ordinary Share shall mean the average of the daily Trading Prices per ADR for the ten consecutive Trading Days immediately prior to the date in question, minus the fair market value per ADR of any property (cash or otherwise) then held by the ADR Depositary on behalf of the existing ADR holders, then dividing the resulting value by the number of Ordinary Shares represented by each ADR; provided, however, that if:

               (2) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 9.4(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

               (3) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 9.4(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

               (4) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Trading Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 9.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one ADR as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 9.4(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 9.4(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

               (5) with respect to any issuance or distribution, means the first date on which the ADRs trade regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

               (6) with respect to any subdivision or combination of ADRs, means the first date on which the ADRs trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

               (7) with respect to any tender or exchange offer, means the first date on which the ADRs trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 9.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 9.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

               (8) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

               (9) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of ADRs have the right to receive any cash, securities or other property or in which the ADRs (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (h) To the extent permitted by applicable law, the Issuer from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Holders, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Guarantor shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Debentures a notice of the reduction at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 9.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that all adjustments carried forward shall be made no later than the one year anniversary of the date of the first such adjustment carried forward regardless of whether the aggregate amount is less than 1%. All calculations under this Article 9 shall be made by the Issuer and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Ordinary Shares.

          (j) In any case in which this Section 9.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Issuer may defer until the occurrence of such event (i) issuing to the Holder of any Debenture converted after such Record Date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to
Section 9.3.

          (k) For purposes of this Section 9.4, the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of certificates issued in lieu of fractions of Ordinary Shares.

          (l) If the distribution date for the rights provided in the Guarantor's rights agreement, if any, occurs prior to the date a Debenture is converted, the Holder of the Debenture who converts such Debenture after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Ordinary Shares received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Rate pursuant to clause 9.4(b) as if the rights were being distributed to the holders of the Ordinary Shares immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Rate, on an equitable basis, to take account of such event.

          (m) The initial Conversion Rate reflects that as of the date of this Supplemental Indenture, each ADR represents one Ordinary Share. If the number of Ordinary Shares represented by each ADR changes, the Conversion Rate will be adjusted proportionately.

     Section 9.5    Notice of Adjustments of Conversion Rate.
                    ----------------------------------------

          Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the second sentence of Section 9.4(h) for which the notice required by such paragraph has been provided), the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Issuer shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the register of the Debentures within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     Section 9.6    Notice Prior to Certain Actions.
                    -------------------------------

          In case at any time after the date hereof:

               (1) the Guarantor shall declare a dividend (or any other distribution) on its Ordinary Shares payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

               (2) the Guarantor shall authorize the granting to the holders of its Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

               (3) there shall occur any reclassification of the Ordinary Shares of the Guarantor (other than a subdivision or combination of its outstanding Ordinary Shares, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Guarantor is a party and for which approval of any shareholders of the Guarantor is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Guarantor; or

               (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Guarantor;

the Guarantor shall cause to be filed at the Registrar, and shall cause to be provided to the Trustee and all Holders in accordance with Section 10.3, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

          (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

          (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

          Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 9.6.

     Section 9.7    Guarantor to Reserve Ordinary Shares.
                    ------------------------------------

          The Guarantor shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of Debentures, the full number of shares of fully paid and nonassessable Ordinary Shares then issuable upon the conversion of all Outstanding Debentures.

     Section 9.8    Covenant as to Ordinary Shares.
                    ------------------------------

          The Issuer covenants that all Ordinary Shares which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and, except as provided in Section 9.11, the Issuer will pay all taxes, liens and charges with respect to the issue thereof.

     Section 9.9    Guarantor's Covenant Regarding the Delivery of ADRs.
                    ---------------------------------------------------

          (a) Upon receipt by the Issuer of a Notice of Conversion in the form contained in Exhibit C hereto, the Guarantor covenants that it will deposit Ordinary Shares issuable upon conversion of the Debentures with the Depositary in accordance with the terms of the Deposit Agreement and will comply with the applicable terms of the Deposit Agreement so that ADRs evidencing ADSs representing such Ordinary Shares will be executed by the ADR Depositary and delivered to the Holders as required by this Agreement and the Depositary Agreement.

          (b) The Guarantor covenants that it will perform all acts necessary in order to ensure that ADRs evidencing ADSs representing Ordinary Shares issuable upon conversion of the Debentures are delivered to the Holders entitled thereto.

     Section 9.10   Distribution of Ordinary Shares Instead of ADRs.
                    -----------------------------------------------

          (a) In the event that Ordinary Shares cease to be represented by ADRs issued under a depositary receipt program sponsored by the Guarantor, or the ADRs cease to be quoted on the Nasdaq National Market (and are not at that time listed on the New York Stock Exchange or another United States national securities exchange), all references herein to ADRs will be deemed to have been replaced by a reference to:

          (i) the number of Ordinary Shares corresponding to the ADRs on the last day on which the ADRs were quoted on the Nasdaq National Market; and

          (ii) as adjusted, pursuant to the adjustment provisions contained in this Section 9, for any other property the ADRs represented as if the other property has been distributed to holders of ADRs on that day.

     Section 9.11   Taxes on Conversions.
                    --------------------

          Except as provided in the next sentence, the Issuer will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of ADRs on conversion of Debentures pursuant hereto. A Holder delivering a Debenture for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of ADRs in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Issuer the amount of any such tax or duty, or has established to the satisfaction of the Issuer that such tax or duty has been paid.

     Section 9.12   Cancellation of Converted Debentures.
                    ------------------------------------

          All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by the Trustee, which shall dispose of the same as provided in Section 2.10 of the Base Indenture.

     Section 9.13   Effect of Reclassification, Consolidation, Merger or Sale.
                    ---------------------------------------------------------

          If any of following events occur, namely:

               (1) any reclassification or change of the outstanding Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

               (2) any merger, consolidation, statutory share exchange or combination of the Guarantor with another corporation as a result of which holders of Ordinary Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Ordinary Shares; or

               (3) any sale or conveyance of the properties and assets of the Guarantor as, or substantially as, an entirety to any other corporation as a result of which holders of Ordinary Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Ordinary Shares;

the Guarantor or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debentures been converted into Ordinary Shares immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Ordinary Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each Ordinary Share in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 9.13 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Ordinary Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 8.

          The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Debentures, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

          If this Section 9.13 applies to any event or occurrence, Section 9.4 shall not apply.

     Section 9.14   Responsibility of Trustee for Conversion Provisions.
                    ---------------------------------------------------

          The Trustee, subject to the provisions of Section 5.01 of the Base Indenture, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of
Section 5.01 of the Base Indenture, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any ADRs or Ordinary Share, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 5.01 of the Base Indenture, nor any Conversion Agent shall be responsible for any failure of the Issuer to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.01 of the Base Indenture, and any Conversion Agent shall not be responsible or liable for any failure of the Issuer or the Guarantor to comply with any of the covenants of the Issuer or the Guarantor contained in this Article.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     Section 10.1   Provisions of Supplemental Indenture for the Sole Benefit of
                    ------------------------------------------------------------
Parties and Holders of Debentures.
---------------------------------

          Nothing in this Supplemental Indenture, the Base Indenture or in the Debentures or the Guarantees, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Debentures, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Debentures.

     Section 10.2   Successors and Assigns of Issuer and Guarantor Bound by
                    -------------------------------------------------------
Supplemental Indenture.
----------------------

          All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or in behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

     Section 10.3   Notices and Demands on Issuer, Trustee and Holders of
                    -----------------------------------------------------
Debentures.
----------

          Any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debentures to or on the Issuer or the Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee) as follows:

          If to the Issuer:

          Teva Pharmaceutical Finance II, LLC
          c/o Teva Pharmaceuticals USA, Inc.
          1090 Horsham Road
          North Wales, PA  19454

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

          Attn: Richard S. Egosi
          Fax:  (215) 591-8813

          with a copy to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, NY 10019
          Attn: Peter H. Jakes
          Fax: (212) 728-9230


          If to the Guarantor:

          Teva Pharmaceutical Industries Limited
          5 Basel Street
          P.O. Box 3190
          Petach Tikva 49131
          Israel
          Attn: [Uzi Karniel]
          Fax: 972.3.926.7429 and
          Attn: Dan Suesskind
          Fax:

          with copies to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, NY 10019
          Attn: Peter H. Jakes
          Fax: (212) 728-9230

          Any notice, direction, request or demand by the Issuer, the Guarantor or any Holder of Debentures to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail to the Trustee at 101 Barclay Street, Floor 21W, New York, NY 10286, Attention: Corporate Trust Administration - Global Finance Unit.

          Where this Supplemental Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the register of the Debentures. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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

          In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor or Holders of Debentures when such notice is required to be given pursuant to any provision of this Supplemental Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 10.4   Officers' Certificates and Opinions of Counsel; Statements
                    ----------------------------------------------------------
to be Contained Therein.
-----------------------

          Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Supplemental Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officers' Certificate or Guarantor's Officers' Certificate, as the case may be, stating that all conditions precedent provided for in this Supplemental Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Supplemental Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Supplemental Indenture shall include
(a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate, statement or opinion of an officer of the Issuer or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     Section 10.5   Payments Due on Saturdays, Sundays and Holidays.
                    -----------------------------------------------

          If the date of maturity of interest on or principal of the Debentures of any series or the date fixed for redemption or repurchase of any such Debenture shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repurchase, and no interest shall accrue for the period after such date.

     Section 10.6   Conflict of any Provisions of Supplemental Indenture with
                    ---------------------------------------------------------
Trust Indenture Act of 1939.
---------------------------

          If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

     Section 10.7   New York Law to Govern.
                    ----------------------

          This Supplemental Indenture and each Debenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     Section 10.8   Counterparts.
                    ------------

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 10.9   Effect of Headings.
                    ------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 10.10  Submission to Jurisdiction.
                    --------------------------

          Each of the Issuer and the Guarantor agrees that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any federal or state court sitting in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. Each of the Issuer and the Guarantor, as long as any of the Debentures remain Outstanding or the parties hereto have any obligation under this Supplemental Indenture, shall have an authorized agent (the "Authorized Agent") in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding and, if it fails to maintain such agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Issuer and the Guarantor each hereby appoints Teva Pharmaceuticals USA, Inc. (1090 Horsham Road North Wales, PA 19454) as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                        Very truly yours,


                                        Teva Pharmaceutical Finance II, LLC
                                         as Issuer


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:


                                        Teva Pharmaceutical Industries
                                         Limited, as Guarantor


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:


                                        By
                                          --------------------------------------
                                           Name:
                                           Title:


                                        The Bank of New York, as Trustee


                                        By
                                          --------------------------------------
                                           Name:
                                           Title: